UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 26, 2024
CNX Resources Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-14901	51-0337383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CNX Center
1000 Horizon Vue Drive
Canonsburg, Pennsylvania 15317

(Address of principal executive offices)
(Zip code)

Registrant's telephone number, including area code:
(724) 485-4000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock ($.01 par value)	CNX	New York Stock Exchange
Preferred Share Purchase Rights	--	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 26th, 2024, the Compensation Committee (the “Committee”) of the Board of Directors of CNX Resources Corporation (the “Company” or “CNX”) approved the payment of discretionary cash bonus awards to certain of the Company’s executive officers, including Nicholas J. DeIuliis ($960,000), Alan Shepard ($135,000), and Ravi Srivastava ($148,500) in recognition of their individual contributions to the Company’s achievement of significant strategic initiatives in fiscal year 2023 including, but not limited to: (i) enhancing the Company’s intrinsic value per share by continuously improving operational efficiencies in both core Marcellus and the Utica development; (ii) achieving material incremental free cash flow from New Technologies efforts; and (iii) leading the industry on environmental, social and governance efforts through Radical Transparency, the company’s groundbreaking collaboration with the Pennsylvania Department of Environmental Protection, and significant continued reductions in methane intensity. These discretionary cash bonus awards are in lieu of, and not in addition to, awards under the Company’s published short term incentive compensation program.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        CNX RESOURCES CORPORATION

By:    /s/ Timothy S. Bedard
    Name: Timothy S. Bedard
Title: Executive Vice President, General Counsel and Corporate Secretary

Dated: January 29, 2024